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                                  STOCKHOLDERS
                        AND REGISTRATION RIGHTS AGREEMENT


                           Dated as of March 30, 1998

                                  by and among

                               MMH HOLDINGS, INC.
                             MHE INVESTMENTS, INC.,
                                       AND
                            HARNISCHFEGER CORPORATION



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                                TABLE OF CONTENTS

Section 1.  Preemptive Rights................................................1

Section 2.  Transfer Restrictions............................................1

Section 3.  Registration Rights..............................................4

Section 4.  Operating Policies..............................................16

Section 5.  Legends.........................................................18

Section 6.  Specific Performance, Etc.......................................18

Section 7.  Termination.....................................................19

Section 8.  Miscellaneous...................................................19

Section 9.  Definitions.....................................................21


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

                 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

            This STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of March 30, 1998, by and among (i) MMH Holdings, Inc., a Delaware corporation (the "Company"), (ii) MHE Investments, Inc., a Delaware corporation ("Investor"), and
(iii) Harnischfeger Corporation, a Delaware corporation ("HarnCo"). HarnCo and Investor are sometimes collectively referred to herein as the "Stockholders." Unless otherwise defined herein, capitalized terms shall have the meanings set forth in Section 8 hereof.

            WHEREAS, pursuant to the terms of the Recapitalization Agreement, dated as of January 28, 1998, among Investor, HarnCo and each of the Sellers listed therein (the "Recapitalization Agreement"), Investor and HarnCo will own approximately 77.8% and 22.2%, respectively, of the voting common stock of the Company and, 88.2% and 11.8%, respectively, of the total voting power of the Company, and Investors, HarnCo and the other stockholders of the Company will own approximately 72.6%, 20.8% and 6.6%, respectively, of the total voting and nonvoting common stock; and

            WHEREAS, it is a condition precedent to the obligations of each of Investor and HarnCo to close the transactions contemplated in the Recapitalization Agreement that each of Investor and HarnCo shall have entered into this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, Investor and HarnCo hereby agree as follows:

            Section 1. Preemptive Rights. The Company shall not be permitted to issue (an "Issuance") additional shares of Common Stock or Convertible Securities, other than pursuant to an Exempt Issuance, unless, prior to such Issuance, the Company notifies HarnCo in writing of the Issuance and grants to HarnCo the right (the "Right") to subscribe for and purchase such additional shares of Common Stock or Convertible Securities so issued at the same price and on substantially the same terms as contemplated by the Issuance such that, after giving effect to the Issuance and exercise of the Right, the Shares (including, for purposes of this calculation, the shares of Common Stock issuable upon conversion, exchange or exercise of any Covered Convertible Security, including those issued in the Issuance or subject to the Right) owned by HarnCo (rounded to the nearest whole share) shall represent the same percentage of the Fully Diluted Shares as was owned by HarnCo prior to the Issuance. The Right may be exercised by HarnCo by written notice to the Company received by the Company within 15 days after receipt of notice from the Company of the Issuance, and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 10 days after the Company receives notice of the exercise of the Right and prior to or concurrently with the closing of the Issuance.

            The provisions of this Section 1 shall terminate as to any Share or Covered Convertible Security on the date such Share or Covered Convertible Security is sold or otherwise transferred by HarnCo to any unaffiliated third party.

            Section 2. Transfer Restrictions

            (a) Tag-Along Rights. With respect to any proposed transfer, sale or other disposition (collectively, a "proposed transfer") of shares of Common Stock, whether now owned or hereafter acquired, by Investor to a Person (such other Person being hereafter referred to as the "proposed purchaser"), other than pursuant to an Exempt Transfer, HarnCo shall have the right (the "Tag-Along Right") to require Investor to require the proposed purchaser to purchase from HarnCo the number of shares of Common Stock equaling the number derived by multiplying the total number of shares of Common Stock Investor proposes to transfer by a fraction, the numerator of which is the total number of shares of Common Stock owned by HarnCo, and the denominator of which is the total number of shares of Common Stock owned by Investor plus the number of shares of Common Stock owned by HarnCo. Any Shares purchased from HarnCo pursuant to this Section 2 shall be at the same price and upon substantially the same terms and conditions as such proposed transfer by Investor. Investor shall, not less than 30 nor more than 45 days prior to each proposed transfer, notify, or cause to be notified, HarnCo in writing of each such proposed transfer. Such notice shall set forth: (i) the name of the transferor and the number of Shares proposed to be transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser and (iv) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 2.

            The Tag-Along Right may be exercised by HarnCo by delivery of a written notice to Investor (the "Tag-Along Notice") within 30 days following its receipt of the notice specified in the last sentence of the preceding paragraph. The Tag-Along Notice shall state the amount of Shares that HarnCo proposes to include in such transfer to the proposed purchaser determined as aforesaid. In the event that the proposed purchaser does not purchase Shares from HarnCo on the same terms and conditions as specified in the notice referred to in the last sentence of the preceding paragraph to the extent required by the preceding paragraph, then Investor shall not be permitted to sell any Shares to the proposed purchaser in the proposed transfer unless Investor or its designee so purchases such Shares from HarnCo. If no Tag-Along Notice is received during the 30-day period referred to above (or if the number of Shares included in such Tag-Along Notice is less than the aggregate number of Shares that HarnCo could have elected to sell to the proposed purchaser), Investor shall have the right, for a 30-day period after the expiration of the 30-day period referred to above, to transfer the Shares specified in the notice referred to in the last sentence of the preceding paragraph (less the amount, if any, of Shares included in any Tag-Along Notice) on terms and conditions no more favorable than those stated in such notice and in accordance with the provisions of this Section 2.

            The Tag-along Right shall also apply to any Convertible Securities which Investor or HarnCo may acquire in the future, and the calculations under this Section 2(a) shall be made on the basis of Fully Diluted Shares (but excluding Convertible Securities which are "out-of-the-money").

            The Company agrees not to effect any transfer of Common Stock by Investor until it has received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.


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

            (b) Drag-Along Rights.

                  (i) If Investor proposes to make a bona fide sale of at least 85% of its Shares and Convertible Securities to an Independent Third Party, Investor shall have the right (a "Drag-Along Right"), exercisable upon 10 days' prior written notice to HarnCo, to require HarnCo to sell the same percentage of its Shares and Convertible Securities to the Independent Third Party on the same financial terms as Investor. Notwithstanding anything to the contrary, to the extent Investor exercises its Drag-Along Right pursuant to this Section 2(b), the provisions of Section 2(a) hereof shall not be applicable to the transaction that triggered such Drag-Along Right.

                  (ii) Investor shall deliver a written notice to HarnCo setting forth the identity of, and the consideration per share to be paid by, the Independent Third Party (the "Drag-Along Notice"). Not later than 10 days following the delivery of the Drag-Along Notice, HarnCo shall deliver to Investor certificates representing all of the Shares and Convertible Securities owned by it to be sold pursuant to this Section 2(b), accompanied by all necessary documents and instructions to effect such transfer. HarnCo hereby appoints Investor as its attorney-in-fact for the purpose of effectuating the sale to the Independent Third Party, including the execution and delivery of customary documents (including agreements containing customary representations, warranties and indemnifications on terms no less favorable to HarnCo than Investor; provided, that, in no event shall HarnCo be required to indemnify the buyer (or other parties) for any amount in excess of the proceeds received by HarnCo) necessary or proper to effectuate the sale to the Independent Third Party. The power of attorney represented by such appointment shall be coupled with an interest and shall be irrevocable.

                  (iii) If HarnCo should fail to deliver certificates representing all of the Shares and Convertible Securities owned by it to be sold pursuant to this Section 2(b), Investor shall cause the books and records of the Company to show that such Shares and Convertible Securities are bound by the provisions of this Section 2 and that such Shares and Convertible Securities shall be transferred only to the Independent Third Party upon surrender for transfer by the holder thereof.

                  (iv) If, within 120 days after the delivery of the Drag-Along Notice, such sale to the Independent Third Party is not completed, Investor shall return to HarnCo all certificates representing Shares and Convertible Securities that HarnCo delivered for sale pursuant hereto.

            (c) Right of First Refusal.

                  (i) Except for a transfer pursuant to Section 2(a) or (b) above, if HarnCo desires to make a transfer of all or any portion of its Shares to a bona fide prospective purchaser for value in a transaction, HarnCo shall give a written notice ("First Refusal Notice") signed by HarnCo to the Company and Investor of HarnCo's desire to do so. The Notice shall set forth in reasonable detail the terms and provisions of the proposed transfer, including, without limitation, (A) the Shares to be transferred (the "Offered Shares"), (B) the identity and


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

the address of the Person to whom HarnCo proposes to transfer the Offered Shares and (C) the price, terms and conditions of the proposed transfer.

                  (ii) The Investor and the Company shall have the irrevocable and exclusive option, but not the obligation, to purchase some or all of the Offered Shares, at the same price and upon terms and conditions substantially equivalent to those offered by the prospective purchaser (as evidenced by a copy of such offer to purchase which shall accompany the First Refusal Notice). If the Company elects to purchase some or all of the Offered Shares, it shall give notice of such election to HarnCo and Investor within 45 days after the receipt of the First Refusal Notice. If the Company has not elected to purchase all of the Offered Shares, the Investor may elect to purchase all of the remaining Offered Shares which the Company has not elected to purchase, to be transferred upon the same terms and conditions as those set forth in the First Refusal Notice by delivering a written notice of such election to HarnCo and the Company within 45 days after the receipt of the First Refusal Notice.

                  (iii) If the Company and/or Investor give notice of their election to purchase pursuant to the foregoing provisions, they shall be obligated to purchase from HarnCo, and HarnCo shall be obligated to sell to the Company and/or Investor, the Offered Shares stated therein, at the price and on the terms and conditions determined pursuant to the foregoing provisions within 45 days after their election.

                  (iv) If HarnCo gives the First Refusal Notice and the Company and Investor, together, do not elect, pursuant to the foregoing provisions, to purchase all of the Offered Shares, HarnCo may, at any time or times after the 45th day following receipt of the First Refusal Notice by the Company and Investor (or such earlier date that the Company and Investor shall notify HarnCo of their intent not to elect to purchase the Offered Shares) and for 30 days thereafter (the "Disposition Period"), transfer the Offered Shares to the Person or Persons specified in the First Refusal Notice, at the price and on the terms and conditions therein, and any Offered Shares not so transferred by HarnCo during the Disposition Period may not thereafter be transferred, except in compliance with the foregoing provisions.

                  (v) For purposes of this Section 2(c), Investor may designate any Person to exercise its right to acquire the Offered Shares.

                  (vi) The Company agrees not to effect any transfer of Offered Shares by HarnCo until it has received evidence reasonably satisfactory to it that the right of first refusal described above, if applicable to such transfer, has been complied with.

            (d) The restrictions in this Agreement shall not apply to any transfer of Shares or Convertible Securities by HarnCo to any of its Affiliates (an "Affiliate Transferee"). Any such Affiliate Transferee shall be entitled to all of the rights of HarnCo, and shall be subject to all of the obligations of HarnCo, under this Agreement. Any such Affiliate Transferee shall execute and deliver to the Company a written agreement to be bound by the terms hereof as a condition to such transfer.

            Section 3. Registration Rights.


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            (a) Piggyback Registration Rights.

            (1) Right to Piggyback. Subject to the last sentence of this subsection (1), whenever the Company proposes to register any Common Stock under the Act and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on Forms S-4 or S-8 or any similar successor forms) (a " Piggyback Registration"), the Company will give written notice to all holders of Registrable Securities, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (a)(2) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the delivery of the Company's notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this
Section 3(a)(1) in connection with such registration (but not from its obligation to pay the registration expenses incurred in connection therewith) and (B) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities under this Section 3(a)(1) during the period that the registration of such other securities is delayed. The Company further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by the Company for such Registration Statement. Each holder shall be permitted to withdraw all or any part of such holder's Registrable Securities from a registration at any time prior to the effective date of the Registration Statement by notifying the Company of such withdrawal not later than two business days prior to such effective date. Any holder of Registrable Securities who withdraws any such securities from a registration shall pay to the Company any incremental expenses of such registration specifically attributable to the withdrawal of such holder. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other Person selling under such Piggyback Registration.

            (2) Priority on Piggyback Registrations. If the managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a)(1) above) will adversely affect


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

the success of such offering, the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (A) if such registration was initiated by the Company, (i) first, the shares the Company proposes to sell and (ii) second, the Registrable Securities and other shares of Common Stock requested to be included in such registration by the holders thereof entitled to participate in such registration and (B) if such registration was initiated as the result of the exercise of a demand registration right of holders of Common Stock other than HarnCo (i) first, the shares of Common Stock requested to be included in such registration by the demanding holders pro rata among those requesting such registration on the basis of the number of shares of Common Stock requested to be included and (ii) second, shares to be issued and sold by the Company and shares held by Persons other than the demanding holders and requested to be included in such registration (including Registrable Securities). To the extent that the privilege of including Registrable Securities or other shares of Common Stock in any Piggyback Registration must be allocated among the holders thereof pursuant to clause (A)(ii) or (B)(ii) above, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein.

            (3) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

            (4) Expenses. In each Piggyback Registration, the Company shall pay up to $25,000 in fees and expenses of one counsel for all holders of Registrable Securities included therein.

            (b) Demand Registration Rights.

            (1) Right to Demand by HarnCo. On any two occasions after 270 days after the first registration of shares of Common Stock under the Act (other than any registrations on Forms S-4 or S-8 or any similar successor form) HarnCo may make a written request of the Company for registration with the Securities and Exchange Commission (the "SEC"), under and in accordance with the provisions of the Act, of all or part of its Registrable Securities (a "Demand Registration"); provided, however, that (x) the Company need not effect a Demand Registration unless such Demand Registration shall include a number of Registrable Securities equal to at least 25% of the Shares held by HarnCo as of the date hereof (subject to adjustment only for stock splits and recombinations and pro rata stock dividends and the like), (y) the Company may, if the Board of Directors determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would require premature disclosure of corporate developments or interfere with a material transaction, defer such Demand Registration for a single period not to exceed 75 days, and (z) if the Company elects to defer any Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement during the term of such deferral. Within 10 days after receipt of the request for a Demand Registration, the Company will send written notice (the "Demand Notice") of such registration request and its intention to comply therewith to each of the other holders of Registrable Securities and, subject to subsection (3) below, the Company


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

will include in such registration all Registrable Securities of such holders with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Demand Notice. All requests made pursuant to this subsection (b)(1) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

            (2) Number of Demand Registrations. HarnCo shall be entitled to up to two Demand Registrations as provided in subsection (b)(1) above, and the expenses of each (including the fees and expenses of a total of one counsel for HarnCo in an amount up to $25,000 per Demand Registration) shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder unless HarnCo has the right to sell at least 75% of the Registrable Securities it originally requested to be registered and until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of 90 days in the case of an immediate offering or 180 days in the case of a shelf registration or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

             (3) Priority on Demand Registrations. If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, in the opinion of the holders of a majority of the Registrable Securities included therein), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having an adverse effect on the success of the offering (including, without limitation, any impact on the selling price or the number of shares that any participant may sell), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or holders of Registrable Securities, as the case may be) can be sold without having an adverse effect on the success of the offering as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by HarnCo; and (ii) second, shares to be issued and sold by the Company and shares held by Persons other than HarnCo and requested to be included in such Demand Registration. To the extent that the privilege of including shares of Common Stock in any Demand Registration must be allocated among the holders thereof pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein.

            (4) Selection of Underwriters. If a Demand Registration is an underwritten offering, the Company will select a managing underwriter or underwriters of recognized national standing to administer the offering; provided, however, that such underwriter or underwriters must be reasonably satisfactory to HarnCo.

            (c) Registration Procedures. With respect to any Piggyback Registration or Demand Registration (generically, a "Registration"), the Company will, subject to subsections (3)(a)(2) and (3)(b)(3) above, as expeditiously as practicable:

            (1) prepare and file with the SEC, within 90 days after mailing the applicable notice, a Registration Statement or Registration Statements relating to the applicable


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Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will include in any Registration Statement on a form other than Form S-1 all information that the holders of the Registrable Securities so to be registered shall reasonably request, including all financial statements required by the SEC to be filed with Form S-1, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its reasonable best efforts to cause such Registration Statement to become effective; provided further, that before filing a Registration Statement or Prospectus related thereto or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel;

            (2) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of subsection (11) of this subsection (c), if applicable;

            (3) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(D) if at any time the representations and warranties of the Company contemplated by subsection (14) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes


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

in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (4) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (5) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (6) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (7) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

            (8) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, unless this limitation would materially adversely impair the ability of HarnCo to sell the Registrable Securities covered by the Registration Statement;


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

            (9) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (10) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (11) upon the occurrence of any event contemplated by subsection
(3)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (12) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the Nasdaq National Market if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

            (13) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

            (14) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, upon the request of the holders of a majority of the Common Stock entitled to participate in any Registration, (A) make such representations and warranties to the holders of such Common Stock and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Common Stock being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) obtain "comfort" or "procedures" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Common Stock and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" or "procedures" letters to underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in subsection (f) below with respect to all parties to be indemnified pursuant to said subsection; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Common Stock being sold and the managing underwriters, if any, to evidence compliance with subsection 3(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

            (15) make available for inspection by a representative of HarnCo, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information, reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

            (16) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

            (17) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

            The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

            Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (3)(F) of this subsection (c), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (11) of this subsection (c), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection (2) of this subsection (c) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (11) of this subsection (c) or the Advice.

            (d) Restrictions on Public Sale.

            (1) Public Sale by Holders of Registrable Securities. To the extent not inconsistent with applicable law, each party whose Registrable Securities are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144, during the 10 business days prior to, and during the 180-day period (or such shorter period as may be agreed to by such underwriters) beginning on, the effective date of a Registration Statement pursuant to such Piggyback Registration or Demand Registration (except as part of such Piggyback or Demand Registration).

            (2) Public Sale by the Company and Others. If requested by the managing underwriter or underwriters for any underwritten Registration, or by the holder or holders initially requesting a Demand Registration that is not being underwritten, neither the Company nor Investor will effect any public sale or distribution of Common Stock for its own account (or securities convertible into or exchangeable or exercisable for Common Stock) during the 10 business days prior to, and during the 180-day period beginning on, the effective date of such Registration, except pursuant to such Registration.

            (3) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Act (except on Forms S-4 or S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least 90 days has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened by the Company but not to a period shorter than one month.

            (e) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "comfort" or "procedures" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National Market and all other costs and expenses incurred by the Company in connection with any Registration hereunder; provided, however, that, except as otherwise provided in subsection
(a)(4) and (b)(2) above, the Company shall not bear the costs and expenses of HarnCo or any other holder of Registrable Securities for underwriters' commissions or expenses, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by HarnCo or any other holder of Registrable Securities.

            (f) Indemnification.

            (1) Indemnification by the Company. The Company agrees to indemnify and hold harmless (i) each Stockholder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") any Stockholder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Stockholder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Stockholder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to any Stockholder, insofar as such losses, claims, damages, liabilities or judgments (1) are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Stockholder expressly for use therein or (2) with respect to any preliminary prospectus, result from the fact that such Stockholder sold Common Stock to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to the Stockholders in accordance with this Agreement and the final prospectus, as amended or supplemented, would have corrected such untrue statement or omission.

            In case any action shall be brought against any of the Indemnified Stockholders or any Person controlling any of the Indemnified Stockholders, based upon any Registration Statement or Prospectus, or any amendment or supplement thereto, and with respect to which indemnity may be sought against the Company, such Indemnified Stockholder (or the Indemnified Stockholder controlled by such controlling person) shall promptly notify the

Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Stockholder and payment of all fees and expenses. Such Indemnified Stockholder or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Stockholder, unless
(i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Stockholder or such controlling person and the Company and such Indemnified Stockholder or such controlling person shall have been advised by such counsel that it would be inappropriate for the same counsel to represent the Indemnified Stockholder and the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Stockholder or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Stockholders and all controlling persons, which firm shall be designated in writing by the Indemnified Stockholders and that all such fees and expenses reasonably incurred shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Stockholder and any such controlling person from and against any amounts payable pursuant to such written consent in connection with such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Company and an Indemnified Stockholder shall have requested the Company to reimburse such Indemnified Stockholder for such fees and expenses of counsel as incurred, the Company agrees that they shall be liable for any settlement of any action effected without their written consent if (i) such settlement is entered into more than 30 business days after the receipt by the Company of the aforesaid request and (ii) the Company shall have failed to reimburse such Indemnified Stockholder in accordance with such request for reimbursement prior to the date of such settlement. The Company shall not, without the prior written consent of such Indemnified Stockholder, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Stockholder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Stockholder, unless such settlement includes an unconditional release of such Indemnified Stockholder from all liability on claims that are the subject matter of such proceeding at no cost to such Indemnified Stockholder.

            (2) Indemnification by Stockholders. Each Stockholder agrees to indemnify and hold harmless the Company and any Person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the each of the Indemnified Stockholders, but only with reference to information relating to such Stockholder that was furnished in writing by such Stockholder expressly for use in any Registration Statement. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Common Stock giving rise to such indemnification obligation.

            (3) Contribution. If the indemnification provided for in this
Section 3(f) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Stockholder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and such Stockholder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Stockholder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and each Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 3(f)(3) were determined by pro rata allocation (even if the Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The losses, claims, damages, liabilities or judgments of an indemnified party referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim prior to the indemnifying party's assumption of the defense thereof or subsequent thereto to the extent permitted by the second sentence of the second paragraph of Section 3(f) hereof. Notwithstanding the provisions of this Section 3(f), none of the Stockholders (and their related Indemnified Stockholders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Stockholder with respect to the sale of shares of Common Stock exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Stockholders' obligations to contribute pursuant to this Section 3(f)(3) are several in proportion to the respective amount of Common Stock sold by each of the Stockholders pursuant to any Registration and not joint.

            (g) Rule 144 or 144A. The Company agrees that at all times after it has filed a Registration Statement pursuant to the requirements of the Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Shares pursuant to Rule 144. At any reasonable time and upon request of HarnCo, the Company will furnish HarnCo and others with such information as may be necessary to enable HarnCo to effect sales of Common Stock pursuant to Rule 144 under the Act and will deliver to HarnCo a written statement as to whether the Company has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

            (h) Participation in Underwritten Registrations. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder
(i) agrees to sell its Shares of Common Stock on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to select the underwriter pursuant to subsections (3)(a)(3) and (3)(b)(4) above, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, lock-up agreements and other documents customarily required under the terms of such underwriting arrangements.

            (i) Other Registration Rights. The Company will not grant to any Person (including HarnCo) any demand or piggyback registration rights with respect to the Common Stock of the Company other than demand or piggyback registration rights that are not inconsistent with the terms of this Section 3. To the extent that the Company grants to any Person registration rights with respect to Convertible Securities of a class then held by HarnCo, the Company will confer comparable rights to HarnCo with respect to such Convertible Securities.

            (j) Termination. HarnCo's rights pursuant to this Section 3 shall terminate upon the last to occur of the following: (i) the third anniversary of an initial public offering of the Common Stock, (ii) such time as HarnCo is eligible to sell its Shares under Rule 144(k) under the Act, and (iii) such time as the Company has established a market capitalization of at least $250,000,000, having at least $100,000,000 of publicly traded Common Stock. The provisions of this Section 3 shall terminate as to any Registrable Security on the date such Registrable Security is sold pursuant to an effective Registration Statement or pursuant to Rule 144 (or any similar provision then in force under the Act).

            Section 4. Operating Policies.

            (a) Board of Directors.

                  (i) The Board of Directors shall consist of not less than three (3) Directors. HarnCo (or its successors or permitted assigns) shall have the right to nominate one (1) director, reasonably acceptable to Investor.

                  (ii) HarnCo (or its successors or permitted assigns) shall have the right to replace its existing nominee at any time with another nominee reasonably acceptable to Investor. Investor shall not vote its Shares to remove HarnCo's nominee elected as Director unless HarnCo has agreed to that nominee's removal.

                  (iii) Investor shall vote its Shares to elect HarnCo's nominee. Meetings of the Board of Directors shall be governed in accordance with this Agreement and the Company's Certificate of Incorporation and Bylaws.

                  (iv) HarnCo's rights pursuant to this Section 4(a) shall terminate in the event that a third party acquires control of Harnischfeger Industries, Inc. and such third party then or thereafter, directly or indirectly, engages in the Competing Business on a significant level (a "Sale").

            (b) Insurance. The Company shall maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of an entity engaged in the same or substantially similar business as the Company.

            (c) Management Services. The Stockholders agree and acknowledge that Chartwell Investments Inc., or an affiliate thereof, ("Chartwell") shall provide the Company with such services related to the operations of the Company and other management services necessary or desirable for its conduct of business in consideration for payment of compensation to Chartwell on terms and conditions to be agreed between the Company and Chartwell. Notwithstanding the foregoing, the Compensation arrangements to be entered into at the closing of the Recapitalization Agreement shall provide no greater than (i) closing fees of 1% of total committed debt and equity plus expense reimbursement and (ii) management fees of $1,000,000 per annum plus expense reimbursement.

            (d) Pay Taxes and Other Liabilities. The Company shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder and (ii) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

            (e) Corporate Existence. The Company shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises (including licenses, authorizations and permits material to its business.

            (f) HarnCo Consent for Certain Actions. The following actions will require HarnCo's consent:

                  (i) (A) Repurchases by the Company of Common Stock or Convertible Securities (other than (1) repurchases of Shares and Convertible Securities from Investor and HarnCo on a pro rata basis and (2) repurchases of Common Stock or Convertible Securities from departing management members); and

                       (B) repurchases of Series B Preferred Stock and Series C Preferred Stock from Investor and HarnCo on a pro rata basis based on the aggregate liquidation value of the shares of such series held by them.

                  (ii) Post-closing affiliate and insider transactions (including changes in management fees), other than transactions approved by the Board which are fair and reasonable and at market terms and conditions.

                  (iii) Granting conflicting rights or entering into conflicting agreements (other than covenants in third-party debt documents) relative to this Agreement.

            (g) Books and Records. The Company shall keep the books and records of the Company in accordance with generally accepted accounting principles as applied in the United States. The Company shall furnish each Stockholder:

                  (i) promptly after transmission, copies of (x) all reports, officers' certificates, and other information furnished by the Company to equity holders of the Company generally and (y) all reports filed by the Company or its officers and directors with any securities exchange or the SEC; and

                  (ii) With reasonable promptness, such other information relating to the finances, properties, business and affairs of the Company, as any Stockholder reasonably may request from time to time;

                  provided, however, that HarnCo's right to receive non-public information shall terminate in the event of a Sale (as defined in Section 4(a) above).

            Section 5. Legends.

            (i) Investor and HarnCo agree that each certificate representing shares of Common Stock shall bear the following legends until such time as the same are no longer applicable:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

            "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 30, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICE OF MMH HOLDINGS,

            INC. MMH HOLDINGS, INC. WILL FURNISH A COPY OF SUCH STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO MMH HOLDINGS, INC. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

            Section 6. Specific Performance, Etc. The Company, Investor and HarnCo, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company, Investor and HarnCo agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

            Section 7. Termination. Except where an earlier time is provided herein, the rights and obligations of the parties other than those set forth in Sections 2(b) and 3 (which shall survive for the periods indicated therein) shall terminate upon a Termination Event.

            Section 8. Miscellaneous.

            (a) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier or registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or such other address for any party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof). Notice sent by mail shall be effective five days after mailing.

                  (i) If to the Company at:

                              MMH Holdings, Inc.
                              315 West Forest Hill Avenue
                              Oak Creek, Wisconsin 53154
                              Telecopy No.:  (414) 764-8594
                              Attention: President

                  (ii) If to the Investor at:

                              MHE Investments, Inc.
                              c/o Chartwell Investments Inc.
                              717 Fifth Avenue
                              23rd Floor
                              New York, New York 10022
                              Telecopy No.:  (212) 521-5533
                              Attention:  President
                       with copies to:

                              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1333 New Hampshire Avenue, N.W.
                              Suite 400
                              Washington, D.C. 20036
                              Telecopy No.: (202) 887-4288
                              Attention: Russell W. Parks, Jr.

                  (iii) If to HarnCo at:

                              Harnischfeger Corporation
                              3600 South Lake Drive
                              St. Francis, Wisconsin 53235
                              Telecopy No.: (414) 486-6717
                              Attention: President

                         with copies to:

                              Kirkland & Ellis
                              200 East Randolph Drive
                              Chicago, Illinois 60601
                              Telecopy No.: (312) 861-2000
                              Attention: Keith S. Crow

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of Investor and HarnCo. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

            (c) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

            (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            (e) Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

            (f) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed therein. The parties hereto agree to submit to the jurisdiction of the courts of the State of Delaware in any action or proceeding arising out of or relating to this Agreement.

            (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            Section 9. Definitions.

            The following terms, as used herein, have the following respective meanings:

            Affiliate shall mean (i) any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (including, without limitation, each of Investor and its Related Parties), (ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above, (iii) any trust in which any such persons or entities described in clause (i) or (ii) above has a beneficial interest and (iv) any corporation or other organization of which any such persons or entities described in clause (i) or (ii) above collectively own more than 50% of the equity of such entity; provided, however, that in no event shall HarnCo be deemed to be an Affiliate of the Company. For purposes of this definition, ownership of 10% or more of the voting common equity of a person or entity shall be deemed to be control of such person or entity.

            Common Stock shall mean the shares of common stock, par value $.01 per share, of the Company and all other classes of the Company's voting or non-voting common stock which may exist on the date of this Agreement or which may be created in the future.

            Competing Business shall mean a business or enterprise that is competitive with the MHE Business (as defined in the Recapitalization Agreement) as conducted on the date of the Confidentiality and Non-Competition Agreement, attached as Exhibit B to the Recapitalization Agreement and to be executed in connection with the closing thereof; provided, that, Competing Business will not include inspection, repair, modernization, maintenance or other services related to mining, paper or any other type of equipment (except industrial cranes, hoists, winches, and other related types of industrial "through the air" material handling equipment).

            Convertible Securities shall mean securities convertible into or exchangeable for, or options to purchase, Common Stock.

            Covered Convertible Securities shall mean Convertible Securities that have been issued to holders of Shares pursuant to Section 1 plus any additional Convertible Securities issued to holders of Shares or Covered Convertible Securities as part of a dividend on, subdivision of, or other distribution in respect of, Shares or any type of Convertible Security that is made pro rata to all holders of such Shares or type of Convertible Security.

            Exempt Issuance shall mean (i) any issuance of Common Stock or Convertible Securities to officers, employees, consultants or directors of the Company or any Subsidiary thereof primarily for compensatory purposes, (ii) any issuance, pro rata to all holders of Common Stock, of Common Stock or Convertible Securities as a dividend on, subdivision of, or other distribution in respect of, the Common Stock and (iii) any issuance of Common Stock or Convertible Securities which are sold in an underwritten offering registered under the Securities Act of 1933, as amended (the "Act").

            Exempt Transfer shall mean (i) transfers by Investor to its Related Parties; (ii) transfers by Investor's Related Parties to Investor; (iii) transfers by Investor or any of Investor's Related Parties to any other Person pursuant to an effective registration statement under the Act and/or pursuant to Rule 144 under the Act; (iv) other transfers by Investor to any unaffiliated third party in a cumulative aggregate amount not to exceed 10% of the total number of shares of Common Stock outstanding on such date; (v) any transfers by Investor or any of Investor's Related Parties pursuant to a merger, consolidation, reorganization, recapitalization or other similar transaction involving an unaffiliated third party in which all holders of such Common Stock or Convertible Securities are offered the right to receive the same consideration, and on the same terms, as Investor or such Related Party and (vi) transfers by Investor to any other Person in connection with the closing of the transactions contemplated by the Recapitalization Agreement; provided that any such Related Party transferee shall be entitled to all of the rights of, and subject to all of the obligations of, Investor under this Agreement; and further provided that such Related Party shall agree in writing to become bound by the terms of this Agreement as a condition to such transfer.

            Family Member shall mean, for any individual person, the spouse or sibling of such person and such person's and his or her spouse's or siblings' respective estates, lineal descendants, adoptive children, heirs, executors, personal representatives, administrators and trusts exclusively for any of their benefit or exclusively for the benefit of their respective spouses, siblings, estates, lineal descendants, adoptive children or heirs.

            Fully Diluted Shares shall mean all issued and outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion, exchange or exercise of Convertible Securities.

            Independent Third Party means any person (a) who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Common Stock on a fully-diluted basis, (b) who is not controlling, controlled by or under common control with (1) any such 10% owner of the Common Stock, (2) Investor or (3) any Related Party and (c) who is not a Family Member of any such person.

            Initial Shares shall mean the Shares owned by Investor and HarnCo as of the date hereof.

            Person shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            Prospectus shall mean the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

            Registrable Securities means the Shares, but with respect to any Share, only until such time as such Share (i) has been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act and the legend referred to in
Section 5 has been removed or the Company has authorized the removal thereof from the certificate representing such Share.

            Registration Statement means any registration statement of the Company filed pursuant to the Act and which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

            Related Party with respect to Investor shall mean: (i) any partner, controlling stockholder, Subsidiary or Family Member (in the case of an individual) of Investor or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons directly or indirectly beneficially holding a 51% or more controlling interest of which consist of Investor and/or such other Persons referred to in the immediately preceding clause (i).

            Shares shall mean the Initial Shares plus (i) any additional shares of Common Stock issued to holders of Shares as part of a dividend on, subdivision of, or other distribution in respect of Common Stock that is made pro rata to all holders of Common Stock, (ii) any additional shares of Common Stock issued to holders of Shares or Covered Convertible Securities pursuant
Section 1 hereof, and (iii) any additional shares of Common Stock issued to holders of Covered Convertible Securities upon conversion of such Covered Convertible Security.

            Subsidiary shall mean with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof.

            Termination Event shall mean either (i) a public offering of Common Stock pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock for the account of the Company, in which the aggregate proceeds to the Company equal or exceed $50,000,000, or (ii) HarnCo ceasing to own at least 5% of the Company's outstanding voting Common Stock.



                            [Signature page follows]

            IN WITNESS WHEREOF, the parties have executed this Stockholders and Registration Rights Agreement as of the date first above written.

                                    MMH HOLDINGS, INC.



                                    By: /s/ David D. Smith
                                        -----------------------------------
                                        Name: David D. Smith
                                        Title: Vice President


                                    MHE INVESTMENTS, INC.



                                    By: /s/ Michael S. Shein
                                        -----------------------------------
                                        Name: Michael S. Shein
                                        Title: Vice President


                                    Number of shares of Common Stock held:

                                    ____________________________________________



                                    HARNISCHFEGER CORPORATION



                                    By: /s/ Eric B. Fonstad
                                        ----------------------------------
                                        Name: Eric B. Fonstad
                                        Title: Assistant Secretary


                                    Number of shares of Common Stock held:

                                    ____________________________________________